UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2023

Leap Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37990	27-4412575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Thorndike Street, Suite B1-1 Cambridge, MA	02141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 714-0360

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LPTX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 17, 2023 (the “Effective Date”), Leap Therapeutics, Inc. a Delaware corporation (“Leap”), acquired Flame Biosciences, Inc., a Delaware corporation (“Flame”), in accordance with the terms of the Agreement and Plan of Merger, dated as of the Effective Date (the “Merger Agreement”), by and among Leap, Fire Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Leap (“First Merger Sub”), Flame Biosciences LLC, a Delaware limited liability company and wholly owned subsidiary of Leap (“Second Merger Sub”), Flame, and the Stockholder Representative named therein. Pursuant to the Merger Agreement, First Merger Sub merged with and into Flame, and Flame was the surviving corporation of such merger and became a wholly owned subsidiary of Leap (the “First Merger”). Immediately following the First Merger, Flame merged with and into Second Merger Sub, and Second Merger Sub was the surviving entity of such merger (together with the First Merger, the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Pursuant to the Merger, and subject to and upon the terms and conditions set forth in the Merger Agreement, Leap has agreed to issue an aggregate of approximately 19,794,373 shares of the common stock, par value $0.001 per share, of Leap (“Common Stock”), and approximately 136,833 shares of Series X Non-Voting Convertible Preferred Stock, par value $0.001 per share, of Leap (the “Series X Preferred Stock” and, together with the Common Stock, the “Securities”). Each share of Series X Preferred Stock is convertible into 1,000 shares of Common Stock (subject to certain conditions as described below). Under the terms of the Merger Agreement, Leap has held back approximately 15,662 shares (the “Holdback Shares”) out of the aggregate number of shares of Series X Preferred Stock that the common stockholders of Flame (the “Target Stockholders”) otherwise would be entitled to receive pursuant to the Merger so that Leap can have recourse to the Holdback Shares for purposes of satisfying certain claims for indemnification that Leap may have against the Target Stockholders in connection with the Merger. In addition, subject to and upon the terms and conditions set forth in the Merger Agreement, Leap may also (i) pay Contingent Merger Consideration (as defined in the Merger Agreement) that may become payable if, and only if, certain assets of Flame related to Flame’s FL-101 program and/or FL-103 program are sold after the consummation of the Merger pursuant to the FL-101/103 Disposition Agreement (as defined in the Merger Agreement), which Contingent Merger Consideration, shall be 80% of the after-tax net proceeds, if any, and the payment thereof is subject to the terms and conditions set forth in the Merger Agreement and (ii) issue pursuant to the Merger additional shares of Series X Preferred Stock or Common Stock as a result of any applicable post-closing purchase price adjustment in the event that Flame’s actual Company Net Cash (as defined in the Merger Agreement) as of the closing is determined after the closing to be greater than Flame’s estimated Company Net Cash as of the closing.

Under the terms of the Merger Agreement, the Flame 2020 Omnibus Stock Incentive Plan was cancelled and all options to purchase or acquire shares of Flame’s capital stock that were outstanding and unexercised immediately prior to the First Effective Time (as defined in the Merger Agreement) ceased to represent a right to acquire shares of Flame’s capital stock and were cancelled without any payment. All issued and outstanding warrants to purchase shares of Flame’s capital stock were assumed by Leap and converted into warrants to purchase shares of Common Stock of Leap and warrants to purchase shares of Series X Preferred Stock of Leap on the same terms and conditions as applied to such outstanding warrants of Flame immediately prior to the First Effective Time (but with such changes provided for in the Merger Agreement to reflect such assumption and conversion).

Reference is made to the discussion of the Series X Preferred Stock in Item 5.03 of this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Pursuant to the Merger Agreement, Leap has agreed to hold a stockholders’ meeting (the “Special Meeting”) to submit the following matters to its stockholders for their consideration: (i) the approval of the conversion of the Series X Preferred Stock into shares of Common Stock in accordance with Nasdaq Listing Rule 5635(a) (the “Conversion Proposal”); and (ii) if required, the approval of an amendment to the certificate of incorporation of Leap to authorize sufficient shares of Common Stock for the conversion of the Series X Preferred Stock issued pursuant to the Merger Agreement (the “Charter Amendment Proposal” and, together with the Conversion Proposal, the “Merger Agreement Meeting Proposals”). In connection with these matters, Leap intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials.

Prior to the Effective Date, the Board of Directors of Leap (the “Board”) unanimously approved the Merger Agreement and the related transactions, and the consummation of the Merger was not subject to approval of Leap stockholders.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Leap or Flame. The Merger Agreement contains representations, warranties and covenants that Leap and Flame made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between Leap and Flame and may be subject to important qualifications and limitations agreed to by Leap and Flame in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or security holders, or may have been used for the purpose of allocating risk between Leap and Flame rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Leap’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Support Agreements

In connection with the execution of the Merger Agreement, Leap entered into stockholder support agreements (the “Support Agreements”) with each of HealthCare Ventures IX, L.P. and HealthCare Ventures VIII Liquidating Trust (the “Stockholders”). The Support Agreements provide that, among other things, the Stockholders have agreed to vote or cause to be voted all of the shares of Common Stock owned by such Stockholders as of the date of the Special Meeting in favor of the Merger Agreement Meeting Proposals at the Special Meeting to be held in connection therewith.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the Support Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

At the closing of the Merger, Leap entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with those stockholders of Flame that become parties thereto. Pursuant to the Registration Rights Agreement, Leap will prepare and file a registration statement with the SEC within 75 days following the First Effective Time. Leap will use commercially reasonable efforts to cause this registration statement to be declared effective by the SEC as promptly as practicable after filing.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On the Effective Date, Leap completed its business combination with Flame. The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, Leap has agreed to issue shares of Common Stock and Series X Preferred Stock to the Target Stockholders. Such issuances are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Regulation D promulgated thereunder. The information contained in Items 1.01, 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Securities have not been registered under the Securities Act and such Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock, shares of Series X Preferred Stock, any preferred stock or any other securities of Leap.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

Patricia Martin

In accordance with the Merger Agreement, effective immediately after the Effective Date, Patricia Martin and Christian Richard were appointed to the Board as directors.

Ms. Martin, age 62, became a non-employee director of Leap in January 2023. Prior to the closing of the Merger, Ms. Martin served as a member of the board of directors of Flame since December 2020 and interim co-chief executive officer of Flame since December 2021. Ms. Martin has been President, Chief Executive Officer and board member of BioCrossroads, Indiana’s initiative to grow, advance and invest in the life sciences, supporting the region’s existing research and corporate strengths while encouraging new business development, since July 2019. Since 2019, Ms. Martin has been the Manager of BCI, an investment management corporation that makes seed fund investments in Indiana-based life sciences start-ups. From June 2010 until June 2017, she was the Chief Operating Officer of Lilly Diabetes at Eli Lilly and Company and has had several leadership roles that included strategy, clinical product development, and investor relations within Eli Lilly and Company. In addition, she serves as a member of the board of directors of CareSource and AN2 Therapeutics. Ms. Martin holds a B.S. degree in Accounting from Indiana University and an M.B.A. from Harvard Business School.

Christian Richard

Mr. Richard, age 52, became a non-employee director of Leap in January 2023. Mr. Richard has been Head of Public Research at Samsara BioCapital, a venture capital firm focused on investing in the life sciences, oncology, and digital healthcare sectors, since December of 2020. Previously, he was SVP of Research for approximately six years at Tekla Capital Management, a healthcare focused closed end fund manager, where Mr. Richard covered the biotechnology and pharmaceutical sectors, both public and private and across all size companies. Prior to Tekla Capital Management, Mr. Richard was a Partner and Head of Research for Merlin Biomed Private Equity/Merlin Nexus for 12 years, a cross-over life sciences fund focused on negotiated transactions in both late-stage private and public companies. Prior to Merlin Biomed Private Equity/Merlin Nexus, Mr. Richard spent five years in the Allergy/Immunology Group at the Schering-Plough Research Institute. He has a B.S. in Cellular and Molecular Biology from Purchase College and both an M.S. in Biochemistry and an M.B.A. in Finance from New York University.

Ms. Martin and Mr. Richard will receive the same benefits and compensation as other non-employee directors of Leap pursuant to Leap’s non-employee director compensation policy, as described on page 31 of Leap’s definitive proxy statement on Schedule 14A filed with the SEC on April 28, 2022. There are no arrangements or understandings between Ms. Martin or Mr. Richard and any other person pursuant to which either director was appointed as a non-employee member of the Board.

Ms. Martin and Mr. Richard will not be added to any board committees at this time.

Indemnification Agreements

Ms. Martin and Mr. Richard will enter into Leap’s standard form of director and officer indemnification agreement, a copy of which was filed as Exhibit 10.3 hereto and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series X Preferred Stock

On the Effective Date, Leap filed a Certificate of Designation of Preferences, Rights and Limitations of Series X Non-Voting Convertible Preferred Stock with the Secretary of State of the State of Delaware (the “Series X Certificate of Designation”) in connection with the Merger. The Series X Certificate of Designation authorizes 150,000 shares of Series X Preferred Stock and sets forth the rights, preferences, privileges and limitations of the Series X Preferred Stock. Pursuant to the Merger, and subject to and upon the terms and conditions set forth in the Merger Agreement, Leap has agreed to issue an aggregate of approximately 136,833 shares of Series X Preferred Stock.

Holders of Series X Preferred Stock are entitled to receive dividends on shares of Series X Preferred Stock equal to, on an as-if-converted-to-Common Stock basis, and in the same form and manner as, dividends actually paid on shares of Common Stock. Except as otherwise required by law, the Series X Preferred Stock does not have voting rights. However, as long as any shares of Series X Preferred Stock are outstanding, Leap will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series X Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series X Preferred Stock, (b) alter or amend the Series X Certificate of Designation, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series X Preferred Stock, (d) issue shares of Series X Preferred Stock (other than pursuant to, and in accordance with, the Merger Agreement), or increase the number of authorized shares of Series X Preferred Stock, or decrease the number of authorized shares of Series X Preferred Stock below an aggregate number of shares of Series X Preferred Stock then outstanding plus the total number of shares of Series X Preferred Stock issuable pursuant to the Merger Agreement that have not then previously been issued, (e) prior to the requisite approval of the Conversion Proposal by the stockholders of Leap, consummate a Fundamental Transaction (as defined in the Series X Certificate of Designation) or any merger or consolidation of Leap with or into another entity or any stock sale to, or other business combination in which the stockholders of Leap immediately before such transaction do not hold at least a majority of the capital stock of Leap immediately after such transaction, or (f) enter into any agreement with respect to any of the foregoing. The Series X Preferred Stock shall rank, as to distributions of assets upon liquidation, as follows: (i) senior to any class or series of capital stock of Leap created after the Effective Date specifically ranking by its terms junior to the Common Stock; (ii) on parity with the Common Stock and any other class or series of capital stock of Leap created after the Effective Date specifically ranking by its terms on parity with the Series X Preferred Stock or the Common Stock; and (iii) junior to any class or series of capital stock of Leap created after the Effective Date specifically ranking by its terms senior to the Common Stock.

Following the requisite approval of the Conversion Proposal by the stockholders of Leap, each share of Series X Preferred Stock then outstanding shall automatically convert into a number of shares of Common Stock equal to the Conversion Ratio (as defined in the Series X Certificate of Designation), subject to certain limitations, including that Leap shall not effect any conversion of shares of Series X Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than 9.99% initially (such number may be adjusted at the discretion of the holder to a number between 9.9% and 19.9%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion. Under the terms of the Merger Agreement, Leap has agreed to use reasonable best efforts to call and hold the Special Meeting to obtain the requisite approval for the conversion of all outstanding shares of Series X Preferred Stock issued in the Merger into shares of Common Stock, as required by the listing rules of The Nasdaq Stock Market LLC, within 90 days after the date of the Merger Agreement and, if such approval is not obtained at the Special Meeting, to seek to obtain such approval at an annual or special stockholders meeting to be held at least every six months thereafter until such approval is obtained, which would be time consuming and costly. If Leap’s stockholders do not timely approve the conversion of the Series X Preferred Stock, then the holders of Series X Preferred Stock may, commencing six months following the initial issuance of the Series X Preferred Stock but prior to receipt of the requisite approval of the Conversion Proposal by the stockholders of Leap, be entitled to require Leap to settle their shares of Series X Preferred Stock for cash at a price per share equal to the then-current fair value of the Series X Preferred Stock, as described in the Series X Certificate of Designation.

The foregoing description of the Series X Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Series X Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Such statements are based upon current plans, estimates and expectations of the management of Leap that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including statements regarding the expected benefits of the merger, including estimations of anticipated cost savings and projected cash runway; the competitive ability and position of the combined company; the sufficiency of the combined company’s cash, cash equivalents and short-term investments to fund operations; future product development plans; stockholder approval of the conversion rights of the Series X Non-Voting Convertible Preferred Stock; the potential, safety, efficacy, and regulatory and clinical progress of the combined company’s product candidates, including the anticipated timing for initiation of clinical trials and release of clinical trial data and the expectations surrounding potential regulatory submissions, approvals and timing thereof; and any assumptions underlying any of the foregoing, are forward-looking statements. Important factors that could cause actual results to differ materially from Leap’s plans, estimates or expectations could include, but are not limited to: (i) Leap’s ability to successfully integrate the Flame operations and realize the anticipated benefits of the acquisition of Flame; (ii) whether Leap’s stockholders approve the conversion of the Series X Preferred Stock; (iii) whether Leap’s cash resources will be sufficient to fund Leap’s continuing operations and the newly acquired Flame operations, including the liabilities of Flame incurred in connection with the completion of the Merger; (iv) whether Flame’s products will advance into or through the clinical trial process when anticipated or at all or warrant submission for regulatory approval; (v) whether such products will receive approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies; (vi) the impact of legislative, regulatory, economic, competitive and technological changes; (vii) exposure to inflation, currency rate and interest rate fluctuations, as well as fluctuations in the market price of Leap’s traded securities; (viii) that the initiation, conduct, and completion of clinical trials, laboratory operations, manufacturing campaigns, and other studies may be delayed, adversely affected, or impacted by COVID-19, global conflict or supply chain related issues; (ix) the size and growth potential of the markets for Leap’s or Flame’s drug product candidates; and (x) Leap’s ability to comply with the continued listing requirements of the Nasdaq Global Market. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. Leap may not actually achieve the forecasts disclosed in such forward-looking statements, and you should not place undue reliance on such forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to those set forth under the caption “Risk Factors” in Leap’s most recent Annual Report on Form 10-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in its subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither Leap, nor any of its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing Leap’s views as of any date subsequent to the date hereof.

Additional Information

Leap plans to file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the conversion of the Series X Preferred Stock (as amended or supplemented from time to time, the “Proxy Statement”). INVESTORS AND STOCKHOLDERS ARE URGED TO READ ANY SUCH PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY LEAP WITH THE SEC OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain a free copy of the Proxy Statement and other documents containing important information about Leap, once such documents are filed with the SEC, from the SEC’s website at www.sec.gov. Leap makes available free of charge at www.leaptx.com (in the “Investors” section), copies of materials it files with, or furnishes to, the SEC.

Participants in the Solicitation

Leap, its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of Leap in connection with the Merger. Securityholders may obtain information regarding the names, affiliations and interests of Leap’s directors and executive officers in Leap’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 11, 2022, and its definitive proxy statement for the 2022 annual meeting of stockholders, which was filed with the SEC on April 28, 2022. Additional information regarding the interests of such individuals in the Merger will be included in the Proxy Statement relating to the Merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Leap’s website at www.leaptx.com.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

Leap intends to file financial statements required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(b) Pro forma financial information.

Leap intends to file the pro forma financial information that is required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(d)       Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated January 17, 2023, by and among Leap Therapeutics, Inc., Fire Merger Sub, Inc., Flame Biosciences LLC, Flame Biosciences, Inc., and the Stockholder Representative named therein.(1)

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series X Non-Voting Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on January 17, 2023.

10.1	Support Agreement by and between Leap Therapeutics, Inc. and HealthCare Ventures IX L.P., dated January 17, 2023.

10.2	Support Agreement by and between Leap Therapeutics, Inc. and HealthCare Ventures VIII Liquidating Trust, dated January 17, 2023.

10.3	Registration Rights Agreement, dated January 17, 2023, by and among the Company and the Holders.

10.4	Form of Indemnification Agreement (filed as Exhibit 10.10 to Amendment No. 1 to the Registrant's registration statement on Form S-4 (File No. 333-213794) as filed on November 2, 2016).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

(1)	Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Leap agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that Leap may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP THERAPEUTICS, INC.

Dated: January 23, 2023	By:	/s/ Douglas E. Onsi
	Name:	Douglas E. Onsi
	Title:	Chief Executive Officer and President